UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019 (July 12, 2019)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38910 (Commission File Number)	82-0764846 (IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☑

Item 8.01     Other Events.

On July 12, 2019, Tectonic Financial, Inc. (the “Company”) repurchased 80,338 shares of its 10.00% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A preferred stock”), from Dental Community Financial Holding, Ltd., representing all of the outstanding shares of the Series A preferred stock, for an aggregate purchase price of $8.0 million (the “repurchase”). The repurchase was funded using a portion of the net proceeds received on May 14, 2019 in the Company’s initial public offering of its 9.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2019	TECTONIC FINANCIAL, INC.

	By:	/s/ Ken Bramlage
	Name:	Ken Bramlage
	Title:	Executive Vice President and Chief Financial Officer